Citi 2019 Global Technology Conference Sachin Lawande, President and CEO September 5, 2019 Exhibit 99.1

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; our ability to satisfy pension and other post-employment benefit obligations; our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost effective basis; general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018). Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this presentation, and which we assume no obligation to update. The financial results presented herein are unaudited; Information herein represents information included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019. New business wins, re-wins and backlog do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer cancellations, installation rates, customer price reductions and currency exchange rates.

Visteon At A Glance Leading supplier of cockpit electronics and autonomous driving systems to carmakers across the world $3B annual sales 10,000 employees 18 countries 20 manufacturing locations 18 technical centers Leading the evolution of automotive digital cockpits and safety solutions

Industry-Leading Products for a Broad Customer Base Customer Diversity Product Portfolio Instrument clusters Head-up displays Infotainment Displays ADAS Connectivity Cockpit computers

Diversified Growth of New Business 2015 Q2 2019 Represents Visteon’s Backlog $15.2B $22.4B Balanced regional mix Improved customer diversification China domestic representing 20% of backlog Next-generation products driving growth (62% 1H 2019) Continued adoption of SmartCore™ China domestic representing 32% of 1H 2019 wins Anticipated Revenue From Awarded Programs New Business Wins

Key Cockpit and Safety Trends

Visteon



Cockpit Trends
Embedded Infotainment 2008
All-Digital Cluster 2011
Apple Car Play Android Auto 2015
Cockpit Domain Controller 2018
Native Android Infotainment 2020
Multi-Display Module
Safety Trends
2009 Automated Emergency Braking
2014 Lane Keep Assist
2017 Single-Lane Highway Assist
Highway Co-Pilot with Lane Change
2021 WP29 Standard for L2 Hands-Off
2022 UN Regulation for L2 Hands-Off

Key Cockpit Trends

- Digitization of cluster driven by EV and Safety
- CarPlay and Android Auto win infotainment app battle (if not the war)
- From collection of ECUs to centralized cockpit domain controller
- Native Android for seamless infotainment experience
- Multi-display digital cockpit environment

Key Safety Trends

- Increased focus on improved Level-2 ADAS with partial automation
- Requires sensor fusion and increased computing power
- Level-2 hands-off is allowed only in U.S. and Japan
- New specification being developed by WP29 of UN
- UN regulation regarding hands-off driving expected in 2022 to increase ADAS/AD controller demand

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Emergence of Domain Controllers

Cockpit Domain Controller Market

(Units in millions)



CAGR: 79%
0.4
0.8
2.4
4.0
6.9
9.7
13.0
2019
2025

ADAS/AD Domain Controller Market

(Units in millions)



CAGR: 54%
0.2
0.4
0.6
1.0
1.4
2.0
2.7
2019
2025



Cockpit Controller
ADAS/AD Controller
Body Controller
Powertrain Controller

SmartCore

- Launched industry-first CDC with Daimler
- Awards with 7 OEMs, 10+ programs
- Next-gen SmartCore™ with integration of digital cluster, Android infotainment and DMS
- Support for multiple digital displays and AI-based speech recognition

DriveCore™

- Open platform approach
- Enables sensor fusion and processing of AI algorithms for advanced Level-2 functionality
- Advanced collaboration tools for algorithm development
- Extends current Level-2 systems

Source: Strategy Analytics

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Visteon Platform Portfolio Connected Infotainment Cockpit Domain Controllers ADAS/AD Domain Controllers Next-Gen Cockpit Displays Digital Instrument Clusters Technology platforms that redefine the cockpit and safety experience